Exhibit 23.2

                            Beckstead and Watts, LLP
                           Certified Public Accountant
                             3340 Wynn Road, Ste. B
                               Las Vegas, NV 89102
                                  702.257.1984
                               702.362.0540 (fax)


September 29, 2004

TO WHOM IT MAY CONCERN:

      I have issued my report dated May 13, 2004, accompanying the consolidated financial Statements of Power Technology, Inc. contained in its Form 10-KSB annual Report. I consent to the use of the aforementioned report in the Form S-8 Registration Statement of Power Technology, Inc.

Signed,

/s/ Beckstead and Watts, LLP
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